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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): August 25, 2004

                        Commission File Number 000-23129

                             NORTHWAY FINANCIAL, INC
                             -----------------------
             (Exact name of registrant as specified in its charter)

          New Hampshire                               04-3368579
          -------------                               ----------
          (State or other jurisdiction of             (IRS Employer
          incorporation or organization)              Identification No.)

          9 Main Street
          Berlin, New Hampshire                                03570
          ----------------------------------------------------------
          Address of principal executive offices             (Zip Code)

                                 (603) 752-1171
                                 --------------
              (Registrant's telephone number, including area code)

                                    No Change
                                    ---------
              (Former name, former address and former fiscal year,
                           if changed since last year)
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Section 2:  Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

     On August 25, 2004, Northway Financial, Inc. ("the Company") announced its exit from the indirect automobile lending line of business. As of July 31, 2004 this line of business accounted for approximately 30% of the Company's loan portfolio. Effective August 31, 2004, Capital Acceptance, a division of The Berlin City Bank ("Bank") a wholly-owned subsidiary of the Company will no longer accept applications from its dealer network. The Bank will continue to service the existing $141 million portfolio of 13,000 loans and expects to retain, for a period of twelve months, a majority of the staff that service the existing portfolio. Several employees will be terminated on September 10, 2004, while others have been offered positions within the Company.

     The decision to exit this line of business was predicated on the low interest rate environment and competitive pressures of the past eighteen months. Over the next twenty-four months cash flows from the existing portfolio are expected to be redeployed into commercial loans, residential mortgage loans, consumer loans such as home equity loans and automobile loans, and the Company's investment portfolio.

     Under Financial Accounting Standards Board Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities, the Company is required to create a liability for the cost associated with one-time termination benefits and reflect the expense from continuing operations before income taxes in the period in which they are incurred. Therefore, one-time termination benefits associated with terminated employees totals approximately $22 thousand and will be reflected in the financial statements for the three-month and nine-month periods ended September 30, 2004. Further, to induce employees to remain and service the portfolio for the next twelve months, the Company has established an incentive and stay bonus arrangement which will be paid out at the end of the twelve month period. The expense of this arrangement will be accrued over a twelve month period commencing in September 2004 with a maximum expected expense to the Company of $245 thousand, which is dependent upon the number of employees who accept the arrangement.



Section 9:  Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired. Not applicable

(b)         Pro Forma Financial Information. Not applicable

(c)         Exhibits. Not applicable
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NORTHWAY FINANCIAL, INC.


                                   By:      \S\Richard P. Orsillo
                                      -----------------------------------------
                                            Richard P. Orsillo
                                            Senior Vice President and Chief
                                            Financial Officer

Date:             August 30, 2004